UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

NASCENT BIOTECH INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55299	45-0612715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 17th Street Suite 4, Vero Beach, FL 32960
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (612) 961-5656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Securities registered pursuant to Section 12(b) of the Act:

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2022, Nascent Biotech Inc. (the “Company”) entered into an agreement with YA II PN, Ltd. (“YA II”), an unrelated third party.  YA II is loaning the Company $1,500,000.00.  The first tranche of $500,000.00 will be paid at Closing.  In connection with the loan, the Company is issuing YA II its Convertible Debentures (the “Debentures”).  The first Debenture is for $500,000.00, has a maturity date of one year and is due on August 30, 2023.  The interest rate is six percent (6%) per annum.  The Debenture may be converted at the lesser of $0.30 per share or eighty percent (80%) of the lowest traded VWAP price of the Company’s common stock for ten consecutive trading days immediately prior to the conversion date. The Debenture may be prepaid in accordance with the terms set forth in the Debenture. The Debenture also contains certain representations, warranties, covenants, and events of default including, among other things, if the Company becomes delinquent in its periodic report filings with the Securities and Exchange Commission (the “SEC”). If an event of default occurs, the amount of the principal and interest rate due under the Debentures increases.

YA II will not affect any conversion which will result in its holding more than 4.99% of our common stock. The Debenture provides for certain penalties for failure to timely deliver stock and contains other protective provisions for YA II.  $500,000 principal amount of the Debenture has been funded, the next tranche of $500,000 will be due when the Company files a registration statement covering the shares of our common stock issuable upon conversion of the Debenture and upon exercise of a warrant that the Company has issued as part of the transaction.  The final tranche of $500,000 will be funded upon the effectiveness of the registration statement.

As part of this transaction, the Company and YA II entered into to a Securities Purchase Agreement dated August 30, 2022 (the “SPA”). The Company also issued a warrant to YA II to purchase 750,000 shares of the Company’s common stock for a period of two years, expiring on August 30, 2024, at an exercise price of $0.60 per share.

In connection with the Debenture and SPA, the Company also entered into a Registration Rights Agreement obligating the Company to register with the SEC the shares issuable upon conversion of the Debentures and issuable upon exercise of the Warrant.

The foregoing descriptions of the terms of the Debenture, the Warrant, the SPA, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the complete text of the documents attached as Exhibits 4.1 through 4.2 and Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the securities described in Item 1.01 was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the investor and the Company; and (f) the recipient of the securities made several representations of sophistication, experience, and ability to bear the risks of the investment.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Convertible Debenture

4.2	Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH INC.

September 1, 2022	/s/ Lowell Holden
Lowell Holden, CFO

4